Exhibit (h)(1)(d)
AMENDMENT NO. 4 DATED MAY 20, 2008, TO THE MUTUAL FUNDS SERVICE
AGREEMENT DATED JULY 1, 2002, BETWEEN MLIG VARIABLE INSURANCE TRUST
AND J.P. MORGAN INVESTOR SERVICES CO. (“AGREEMENT”)
This Amendment replaces the information relating to the contact information in Section 8 Notices:
If to the Fund:
MLIG Variable Insurance Trust
1700 Merrill Lynch Drive
Pennington, New Jersey 08534
Attention: General Counsel
Fax: (609) 274-0926/0928
If to J.P. Morgan:
J.P. Morgan Investor Services Co.
73 Tremont Street
Boston, Massachusetts 02108
Attention: General Counsel
Fax: (617) 557-8616

MLIG VARIABLE INSURANCE TRUST

By:

Deborah J. Adler
President

ATTEST:

J.P. MORGAN INVESTOR SERVICES CO.

By:

Russell E. Warren
President and Chief Executive Officer

ATTEST: